Exhibit 99.1

SAFE & GREEN HOLDINGS FILES SECOND COMPLAINT AGAINST SIGNIFICANT
SHAREHOLDER GROUP TO ENSURE SHAREHOLDER BASE TRANSPARENCY

DECEMBER 29, 2022 – JACKSONVILLE, Fla. -- Safe & Green Holdings Corp. (NASDAQ: SGBX) (“Safe & Green Holdings” or the “Company”), a leading developer, designer, and fabricator of modular structures announced today that it has filed a second complaint with the U.S. Securities and Exchange Commission’s Delinquent Filing Group within the Division of Enforcement against a group of affiliated beneficial shareholders believed to own a significant amount of the Company’s common stock, who despite the Company’s best efforts, have failed to report their ownership as required under Section 13 of the Exchange Act.

The Company has made multiple attempts since becoming aware of the issue to encourage the connected shareholders to come into compliance with Section 13 of the Exchange Act, yet no action has been taken by them. Given this group of shareholders is believed to control a significant amount of the Company’s float, yet not disclosing this publicly, the Company felt it had no choice but to file its second complaint with the SEC to ensure that all shareholders and potential investors have accurate information, as required by law, as to its top shareholders.

“Today’s announcement reaffirms Safe & Green Holdings commitment to all shareholders to ensure fairness and transparency as to our shareholder base and operations,” said CEO and Chairman Paul Galvin. “Our recently announced proposed spin-off of Safe and Green Development Corporation, coupled with our consistent efforts of working to uncover trading irregularities and create ownership transparency, highlight our commitment to ensuring a maximization of value for all shareholders big and small.”

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About Safe & Green Holdings Corp.

Safe & Green Holdings Corp., a leading modular solutions company, operates under core capabilities which include the development, design, and fabrication of modular structures, meeting the demand for safe and green solutions across various industries. The firm supports third party and in-house developers, architects, builders and owners in achieving faster execution, greener construction, and buildings of higher value. Safe and Green Development Corporation is a leading real estate development company. Formed in 2021, the company focuses on the development of sites using purpose built, prefabricated modules built from both wood & steel, sourced from one of Safe & Green Holdings factories and operated by SG Echo. For more information, visit www.safeandgreenholdings.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the Company’s complaint with the U.S. Securities and Exchange Commission’s Delinquent Filing Group within the Division of Enforcement against a group of affiliated beneficial shareholders believed to own a significant amount of the Company’s common stock, ensuring that all shareholders and potential investors have accurate information as required by law as to the Company’s top shareholders, the Company’s spin-off of Safe and Green Development Corporation, working to uncover trading irregularities and create ownership transparency and maximizing value for all shareholders big and small. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to require the affiliated beneficial shareholders subject to the Company’s complaint to report their ownership as required under Section 13 of the Exchange Act, the Company’s ability to uncover trading irregularities and create ownership transparency to ensure a maximization of value for all shareholders, the Company’s ability to spin-off Safe and Green Development Corporation to the Company’s stockholders as planned and achieve the benefits expected, the Company’s ability to expand within various verticals as planned, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

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Equity Animal

Mark Moran

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mm@equityanimal.com